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EXHIBIT 4.1

                      [FORM OF FACE OF RIGHTS CERTIFICATE]

                              CUSIP 315663 17 2

No. R -                                 ______ Rights

                         VOID AFTER ___________, 1998

               NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

                              FIBERCHEM, INC.


This Certifies that FOR VALUE RECEIVED ________________ or registered assigns (the "Registered Holder") is the owner of the number of Non-transferable Subscription Rights ("Rights") set forth above, each one (1) full Right entitling the owner thereof, subject to the Prospectus dated _______ __, 1998 (the "Prospectus") of FiberChem, Inc. (the "Company"), a Delaware corporation, to purchase from the Company at any time prior to ___________, 1998 (the "Expiration Date"), at the office of Corporate Stock Transfer, Inc., 370 17th Street, Republic Plaza, Suite 2350, Denver, Colorado 80202. (the "Rights Agent") or its successors, as Rights Agent, one (1) Unit, consisting of one (1) fully paid non-assessable share of Common Stock and one
(1) fully paid and non-assessable Redeemable Class E Common Stock Purchase Warrant ("Warrant") of the Company, at a purchase price of $.22 per Unit (the "Purchase Price") upon presentation of this Rights Certificate with the form of election on the reverse side hereof properly completed and duly executed with signatures guaranteed, accompanied by payment in full of the Purchase Price for the Units subscribed by unendorsed personal, certified, bank or cashiers check, and any other required documents to be received by the Rights Agent. The Registered Holder may also subscribe for additional Units pursuant to the Additional Subscription Privilege described in the Prospectus, by completing the separate Additional Subscription Form and presenting it to the Rights Agent along with payment of the purchase price for the Additional Subscribed Units as therein provided.

     No fractional Units will be issued by the Company. A Rights Certificate may not be divided in such a manner as would permit the Registered Holder to subscribe for a greater number of Units than the number for which they would be entitled to subscribe under the original Rights Certificate.

     This Rights Certificate, and the Rights represented hereby, are subject to all of the terms, conditions and provisions of the Prospectus, which terms, conditions and provisions are hereby incorporated by reference and made a part hereof and to which Prospectus reference is hereby made to a full description of the rights, obligations, duties and indemnities hereunder of the Company and the holders of the Right Certificates. Copies of the Prospectus are available without charge upon written request to the Company.

     Prior to the exercise of any Rights represented hereby and the underlying securities, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including,

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without limitation, the right to vote or to receive  dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company or to receive any notice except as provided in the Prospectus.

     The Rights represented by this Certificate are not transferable.

     This Rights Certificate shall not be valid or obligatory until it shall have been countersigned by the Rights Agent.

     IN WITNESS WHEREOF, the Company has caused this Rights Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                        FIBERCHEM, INC.



Dated:              , 1998              By:
      -------------                        --------------------------------

[SEAL]

                                        By:
                                           ---------------------------------

Countersigned and Registered:

Corporate Stock Transfer, Inc.,
   Rights Agent



By:
   -------------------------------
         Authorized Officer

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                                 FORM OF ELECTION
                       (To be executed if holder desires
                      to exercise the Rights Certificate)

TO FIBERCHEM, INC.

     The undersigned hereby elects to exercise Rights represented by this Rights Certificate and irrevocably subscribes to purchase ________________ Units, each Unit consisting of one share of Common Stock and one Redeemable Class E Common Stock Purchase Warrant of FiberChem, Inc. upon the exercise of the Rights.

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

-----------------------------

-----------------------------



                           (Please print name and address)

Dated                   1998
     ------------------

                                       -----------------------
                                              Signature

Signature Guaranteed

--------------------

NOTICE: The signature to the foregoing Form of Election must correspond to the name as written upon the face of this Rights Certificate in every particular without alteration or enlargement or any change whatsoever.

THIS FORM OF ELECTION MUST BE ACCOMPANIED BY A PERSONAL, CERTIFIED, BANK OR CASHIER'S CHECK PAYABLE TO "CORPORATE STOCK TRANSFER, INC., SUBSCRIPTION AGENT -FIBERCHEM, INC.," FOR THE NUMBER OF UNITS SUBSCRIBED MULTIPLIED BY $.22 (SUBSCRIPTION PRICE PER UNIT). A SEPARATE CHECK MUST BE PROVIDED FOR THE PAYMENT FOR THE SUBSCRIPTION (FORM OF ELECTION) AND FOR THE PAYMENT OF THE ADDITIONAL SUBSCRIPTION (ADDITIONAL SUBSCRIPTION FORM), IF ANY.

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                          ADDITIONAL SUBSCRIPTION FORM
                     (To be executed if holder desires to
                      subscribe for additional warrants)

TO FIBERCHEM, INC.

     The undersigned hereby irrevocably subscribes to purchase _____________ additional Units, each Unit consisting of one share of Common Stock and one Redeemable Class E Common Stock Purchase Warrant of FiberChem, Inc. pursuant to the additional subscription privilege described in the Prospectus.

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

-----------------------------

-----------------------------
                           (Please print name and address)

Dated                         1998
      -----------------------


                                       ------------------------
                                              Signature

Signature Guaranteed

--------------------

NOTICE: The signature to the foregoing Additional Subscription Form must correspond to the name as written upon the face of the Rights Certificate in every particular without alteration or enlargement or any change whatsoever.

THIS ADDITIONAL SUBSCRIPTION FORM MUST BE ACCOMPANIED BY A PERSONAL, CERTIFIED, BANK OR CASHIER'S CHECK PAYABLE TO "CORPORATE STOCK TRANSFER, INC., SUBSCRIPTION AGENT - FIBERCHEM, INC.," FOR THE NUMBER OF UNITS ADDITIONALLY SUBSCRIBED MULTIPLIED BY $.22 (SUBSCRIPTION PRICE PER UNIT). A SEPARATE CHECK MUST BE PROVIDED FOR THE PAYMENT FOR THE SUBSCRIPTION (FORM OF ELECTION) AND FOR THE PAYMENT OF THE ADDITIONAL SUBSCRIPTION (ADDITIONAL SUBSCRIPTION FORM).